NORTH PENN BANCORP, INC. ANNOUNCES APPOINTMENT OF CHIEF FINANCIAL OFFICER


May 4, 2009, Scranton, Pennsylvania - North Penn Bancorp, Inc. (OTC Bulletin
Board: NPBP), holding company for North Penn Bank, announced today that Robin R. Weikel has joined North Penn Bancorp and North Penn Bank as Chief Financial Officer.

Mr. Weikel has over 33 years of experience in banking, most recently with Omega Financial Corporation in State College, Pennsylvania, where he served as Vice President, Regional Controller.

Frederick L. Hickman, President and CEO, stated "We are pleased to welcome Robin to North Penn Bank and to Scranton. His experience will make him a valuable part of our management team."

North Penn Bank is headquartered in Scranton, Pennsylvania and operates through five banking offices in Scranton, Stroudsburg, Clarks Summit and Effort, Pennsylvania.


Contact:   Frederick L. Hickman, President and CEO
           (570) 344-6113